BYLAWS

OF

CHINA VITUP HEALTH CARE HOLDINGS, INCORPORATED

TABLE OF CONTENTS

ARTICLE I. Offices

1

ARTICLE II.  Shareholders

1

Section 1.  - Annual Meeting

1

Section 2. - Special Meetings

1

Section 3. - Place of Meeting

1

Section 4. - Notice of Meeting

1

Section 5. - Fixing of Record Date

3

Section 6. - Quorum

3

Section 7. - Proxies

4

Section 8. - Voting of Shares

4

Section 9. - Action by Shareholders Without a Meeting

5

Section 10. - Participation by Electronic Means

5

ARTICLE III. Board of Directors

5

Section 1. - General Powers

5

Section 2. - Performance of Duties

5

Section 3. - Number, Tenure and Qualifications

6

Section 4. - Regular Meetings

6

Section 5. - Special Meetings

6

Section 6. - Notice

6

Section 7. - Quorum

7

Section 8. - Board Decisions

7

Section 9. - Informal Decisions

7

Section 10. - Participation by Electronic Means

7

Section 11. - Vacancies

7

Section 12. - Resignation

8

Section 13. - Compensation

8

Section 14. -  Presumption of Assent

8

Section 15. - Committees

8

ARTICLE IV. Officers

9

i

Section 1. - Number

9

Section 2. - Election and Term of Office

9

Section 3. - Removal

9

Section 4. - Vacancies

9

Section 5. - Resignation

9

Section 6. - Powers and Duties

9

Section 7. - Salaries

11

ARTICLE VI. Contracts, Loans, Checks, and Deposits

12

Section 1. - Contracts

12

Section 2. - Loans

12

Section 3. - Checks, Drafts or Orders

12

Section 4. - Deposits

12

ARTICLE VII. Shares, Certificates for Shares and Transfer of Shares

12

Section 1. - Regulation

12

Section 2. - Certificates for Shares

12

Section 3. - Transfer of Shares

12

ARTICLE VIII. Fiscal Year

13

ARTICLE IX.  Distributions

13

ARTICLE X. Seal

13

ARTICLE XI.  Waiver of Notice

13

ARTICLE XII. Amendments

13

ARTICLE XIII. Miscellaneous

14

ii

BYLAWS

OF

CHINA VITUP HEALTH CARE HOLDINGS, INCORPORATED

ARTICLE I.

Offices

The principal office of the Corporation shall be located at No. 108-1 Nan Shan Road, Zhong Shan District, Dalian, China 116001.

ARTICLE II.

Shareholders

Section 1.  - Annual Meeting .  The annual meeting of the shareholders shall be held at such time and place as the Board of Directors may so designate, beginning with the year 2006, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.  If the day fixed for the annual meeting shall be a legal holiday in the State of Nevada, such meeting shall be held on the next succeeding business day.  If the election of directors is not held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as is convenient.

Section 2. - Special Meetings .  Special meetings of the shareholders, for any purpose or purposes, unless otherwise required by the General Corporation Law of Nevada, Nevada

Revised Statutes, 195 7 ("NRS"), Chapter 78, may be called by the President or by the Board of Directors, and shall be called by the President if the Corporation receives one (1) or more written demands for the meeting, stating the purpose or purposes for which it is to be held, signed and dated by the holders of shares representing at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the meeting.

Section 3. - Place of Meeting .  The Board of Directors may designate any place, within or without the State of Nevada, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors.  A waiver of notice signed by all shareholders entitled to vote at the meeting may designate any place, either within or outside the State of Nevada, as the place for the holding of such meeting.  If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Nevada.

Section 4. - Notice of Meeting .  Written notice stating the place, date, and hour of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, unless any other longer notice period is required by the General Corporation Law of Nevada.  The Secretary shall be required to give such notice only to shareholders entitled to vote at the meeting except as otherwise required by the General Corporation Law of Nevada.

Notice of a special meeting shall include a description of the purpose or purposes of the meeting.  Notice of an annual meeting need not include a description of the purpose or purposes of the meeting except the purpose or purposes shall be stated with respect to (i) an amendment to the Articles of Incorporation of the Corporation, (ii) a merger or share exchange in which the Corporation is a party and, with respect to a share exchange, in which the Corporation's shares will be acquired, (iii) a sale, lease, exchange or other disposition, other than in the usual and regular course of business, of all or substantially all of the property of the Corporation or of another entity which this Corporation controls, in each case with or without the goodwill, (iv) a dissolution of the Corporation, (v) restatement of the Articles of Incorporation, or (vi) any other purpose for which a statement of purpose is required by the General Corporation Law of Nevada.

Notice shall be given personally or by mail, private carrier, telegraph, teletype, electronically transmitted facsimile or other form of wire or wireless communication by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed and if in a comprehensible form, such notice shall be deemed to be given and effective when deposited in the United States mail, properly addressed to the shareholder at his address as it appears in the Corporation's current record of shareholders, with first-class postage prepaid. If notice is given other than by mail, and provided that such notice is in a comprehensible form, the notice is given and effective on the date received by the shareholder.

If requested by the person or persons lawfully calling such meeting, the notice shall be given at corporate expense.  No notice need be sent to any shareholder if three successive notices mailed to the last known address of such shareholder have been returned as undeliverable until such time as another address for such shareholder is made known to the Corporation by such shareholder.  In order to be entitled to receive notice of any meeting, a shareholder shall advise the Corporation in writing of any change in such shareholder's mailing address as shown on the Corporation's books and records.

When a meeting is adjourned to another date, time or place, notice need not be given of the new date, time or place if the new date, time or place of such meeting is announced before adjournment of the meeting at which the adjournment is taken.  At the adjourned meeting, the Corporation may transact any business which may have been transacted at the original meeting. If the adjournment is for more than one hundred twenty (120) days, or if a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting as of the new record date.

A shareholder may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such shareholder.  Such waiver shall be delivered to the Corporation for filing with the corporate records, but this delivery and filing shall not be conditions to the effectiveness of the waiver. Further, by attending a meeting either in person or by proxy, a shareholder waives objection to lack of notice or defective notice of the meeting unless the shareholder objects at the beginning of the meeting to the holding of the meeting or the transaction of business at the meeting because of lack of notice or defective notice. By attending the meeting, the shareholder also waives any objection to consideration in the meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

Section 5. - Fixing of Record Date .  For the purpose of determining shareholders entitled to (i) notice of or vote at any meeting of shareholders or any adjournment thereof, (ii) receive distributions or share dividends, (iii) demand a special meeting, or (iv) make a determination of shareholders for any other proper purpose, the Board of Directors may fix a future date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days, and, in case of a meeting of shareholders, not less than (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If no record date is fixed by the directors, the record date shall be the day before the notice of the meeting is given to shareholders, or the date on which the resolution of the Board of Directors providing for a distribution is adopted, as the case may be.  When a determination of shareholders entitled to vote at any meeting of shareholders is made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.  Unless otherwise specified, when the record date is fixed, the time of day for such determination shall be as of the Corporation's close of business on the record date.

Notwithstanding the above, the record date for determining the shareholders entitled to take action without a meeting or entitled to be given notice of action so taken shall be the date a writing upon which the action is taken is first received by the Corporation.  The record date for determining shareholders entitled to demand a special meeting shall be the date of the earliest of any of the demands pursuant to which the meeting is called.

Section 6. - Quorum .  A majority of the votes entitled to be cast on the matter by a voting group, represented in person or by proxy, constitutes a quorum of that voting group for action on that matter. If no specific voting group is designated in the Articles of Incorporation or under the General Corporation Law of Nevada for a particular matter, all outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a voting group. In the absence of a quorum at any such meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed one hundred twenty (120) days without further notice. However, if the adjournment is for more than one hundred twenty (120) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of shareholders whose absence would cause there to be less than a quorum.

If a quorum is present, an action on a matter other than the election of directors is approved if the votes cast favoring the action exceed the votes cast within the voting group opposing the action and such action shall be the act of the shareholders, unless the vote of a greater proportion or number or voting by groups is otherwise required by the General Corporation Law of Nevada or the Articles of Incorporation.

Section 7. - Proxies .  At all meetings of shareholders, a shareholder may vote by proxy by signing an appointment form or similar writing, either personally or by his or her duly authorized attorney-in-fact. A shareholder may also appoint a proxy by transmitting or authorizing the transmission of a telegram, teletype, or other electronic transmission providing a written statement of the appointment to the proxy, a proxy solicitor, proxy support service organization, or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the Corporation. The transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment. The proxy appointment form or similar writing shall be filed with the Secretary of the Corporation before or at the time of the meeting. The appointment of a proxy is effective when received by the Corporation and is valid for eleven months unless a different period is expressly provided in the appointment form or similar writing.

Any complete copy, including an electronically transmitted facsimile of an appointment or a proxy may be substituted for or used in lieu of the original appointment for any purpose for which the original appointment could be used.

Revocation of a proxy does not affect the right of the Corporation to accept the proxy's authority unless (i) the Corporation had notice that the appointment was coupled with an interest and notice that such interest is extinguished and is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment, or (ii) other notice of the revocation of the appointment is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment. Other notice of revocation may, in the discretion of the Corporation, be deemed to include the appearance at a shareholders' meeting of the shareholder who granted the proxy and his or her voting in person on any matter subject to a vote at such meeting.

The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment.

The Corporation shall not be required to recognize an appointment made irrevocable if it has received a writing revoking the appointment signed by the shareholder (including a shareholder who is a successor to the shareholder who granted the proxy) either personally or by his or her attorney-in-fact, notwithstanding that the revocation may be a breach of an obligation of the shareholder to another person not to revoke the appointment.

Section 8. - Voting of Shares .  Each outstanding share, regardless of class, shall be entitled to one vote, , and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of

Incorporation as permitted by the General Corporation Law of Nevada.  Cumulative voting shall not be allowed.

At each election of directors, that number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, shall be elected to the Board of Directors.

Section 9. - Action by Shareholders Without a Meeting .  Unless the Articles of Incorporation or these Bylaws provide otherwise, action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.  Action taken under this section is effective when all shareholders entitled to vote have signed the consent, unless the consent specifies a different effective date.

Any such writing may be received by the Corporation by electronically transmitted facsimile or other form of wire or wireless communication providing the Corporation with a complete copy thereof, including a copy of the signature thereto. The shareholder so transmitting such a writing shall furnish an original of such writing to the Corporation, but the failure of the Corporation to receive or record such original writing shall not affect the action so taken.

The record date for determining shareholders entitled to take action without a meeting shall be the date the written consent is first received by the Corporation.

Section 10. - Participation by Electronic Means .  Any shareholder may participate in any meeting of the shareholders by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

ARTICLE III.

Board of Directors

Section 1. - General Powers .  The business and affairs of the Corporation shall be managed by its Board of Directors.

Section 2. - Performance of Duties .  A director of the Corporation shall perform his or her duties as a director, including his or her duties as a member of any committee of the board upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups listed in paragraphs (a), (b), and (c) of this Section 2; but he or she shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his or her duties shall not have any other liability by reason of being or having been a director of the Corporation.  Those persons and groups on whose information, opinions, reports, and statements a director is entitled to rely are:

(1)

One or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented;

(1)

Legal Counsel, public accountants, or other persons as to matters which the director reasonably believes to be within such persons' professional or expert competence; or

(2)

A committee of the board upon which he or she does not serve, which committee the director reasonably believes to merit confidence.

Section 3. - Number, Tenure and Qualifications .  The number of directors of the Corporation shall be fixed from time to time by the Board of Directors, within a range of no less than one (1) nor more than seven (7).  Directors shall be elected at the annual meeting of shareholders, and the term of office of each director shall be until the next annual meeting of shareholders and the election and qualification of his or her successor.  Directors need not be residents of the State of Nevada and need not be shareholders of the Corporation.

There shall be a Chairman of the Board, who has been elected from among the directors. He or she shall preside at all meetings of the stockholders and of the Board of Directors. He or she shall have such other powers and duties as may be prescribed by the Board of Directors.

Section 4. - Regular Meetings .  A regular meeting of the Board of Directors shall be held without notice other than this Bylaw, immediately after and at the same place as the annual meeting of shareholders.  The Board of Directors may provide, by resolution, the time and place for holding additional regular meetings without other notice than such resolution.  Additional regular meetings shall be held at the principal office of the Corporation in the absence of any designation in the resolution.

Section 5. - Special Meetings .  Special meetings of the Board of Directors may be called by or at the request of the President or any directors.  The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or outside the State of Nevada, as the place for holding any special meeting of the Board of Directors called by them.

Section 6. - Notice .  Written notice of any special meeting shall be given by mail to each director at his or her business address at least five (5) days prior to the meeting; or by personal delivery, telegram, telecopy, or facsimile transmission at least twenty-four (24) hours prior to the meeting to the business address of each director or, in the event such notice is given on a Saturday, Sunday, or legal holiday, to the residence address of each director.  If mailed, such notice shall be deemed to be delivered when deposited in the mail, so addressed, with first-class postage thereon prepaid.  If notice be given by personal delivery, such notice shall be deemed to be delivered upon receipt by the director or his or her representative.  If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.  If notice is delivered by telecopy or facsimile transmission, such notice shall be deemed to be delivered when a confirmation of the transmission has been received by the sender.

Any director may waive notice of any meeting.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

When any notice is required to be given to any of the directors of the Corporation, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

Section 7. - Quorum .  A majority of the number of directors fixed by the Board of Directors pursuant to Article III, Section 3 or, if no number is fixed, a majority of the number of directors in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 8. - Board Decisions .  Except as otherwise required by the General Corporation Law of Nevada, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 9. - Informal Decisions .   Unless the Articles of Incorporation or these Bylaws provide otherwise, any action required or permitted to be taken at a meeting of the Board of Directors or any committee designated by said board may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each director or committee member, and delivered to the Secretary for inclusion in the minutes or for filing with the corporate records. Action taken under this section is effective when all directors or committee members have signed the consent, unless the consent specifies a different effective date. Such consent has the same force and effect as a unanimous vote of the directors or committee members and may be stated as such in any document.

Section 10. - Participation by Electronic Means .  Any members of the Board of Directors or any committee designated by such Board may participate in a meeting of the Board of Directors or committee by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

Section 11. - Vacancies .  Any vacancy on the Board of Directors may be filled by the affirmative vote of a majority of the shareholders or the Board of Directors. If the directors remaining in office constitute fewer than a quorum of the board, the directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

If elected by the directors, the director shall hold office until the next annual shareholders' meeting at which directors are elected. If elected by the shareholders, the director shall hold office for the unexpired term of his or her predecessor in office; except that, if the director's predecessor was elected by the directors to fill a vacancy, the director elected by the shareholders shall hold the office for the unexpired term of the last predecessor elected by the shareholders.

If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders and, if one or more of the remaining directors were elected by the same voting group, only such directors are entitled to vote to fill the vacancy if it is filled by the directors.

Section 12. - Resignation .  Any director of the Corporation may resign at any time by giving written notice to the Secretary of the Corporation.  The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 13. - Compensation .  By resolution of the Board of Directors, and irrespective of any personal interests of any of the members, or the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 14. -  Presumption of Assent .  A director of the Corporation who is present at a meeting of the Board of Directors or committee of the board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (i) the director objects at the beginning of the meeting, or promptly upon his or her arrival, to the holding of the meeting or the transaction of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting, (ii) the director contemporaneously requests that his or her dissent or abstention as to any specific action taken be entered in the minutes of the meeting, or (iii) the director causes written notice of his or her dissent or abstention as to any specific action to be received by the presiding officer or the meeting before its adjournment or by the Corporation promptly after the adjournment of the meeting. A director may dissent to a specific action at a meeting, while assenting to others. The right to dissent to a specific action taken at a meeting of the Board of Directors or a committee of the board shall not be available to a director who voted in favor of such action.

Section 15. - Committees .  Subject to the limitations set forth within the General Corporation Law of Nevada, the Board of Directors may create one or more committees, including an executive committee, and appoint one or more members of the Board of Directors, employees and others to serve on them.  If such committee is composed of members who are not on the Board of Directors, such committees may exercise only powers which are not required to be exercised by the Board of Directors.

ARTICLE IV.

Officers

Section 1. - Number .  The officers of the Corporation shall be a President, none or one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer, each of whom shall be a natural person eighteen (18) years of age or older, and each of whom shall be elected by the Board of Directors.  Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors.  Any two or more offices may be held by the same person.

Section 2. - Election and Term of Office .  The officers of the Corporation to be elected by the Board of Directors shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders.  If the election of officers is not held at such meeting, such election shall be held as soon thereafter as is convenient.  Each officer shall hold office until his or her successor has been duly elected and qualified or until his or her death, or until he or she resigns or is removed in the manner hereinafter provided.

Section 3. - Removal .  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to contract rights, if any, of the person so removed.  The election or appointment of an officer or agent shall not in itself create contract rights.

An officer or agent may resign at any time by giving written notice of resignation to the Secretary of the Corporation. The resignation is effective when the notice is received by the Corporation unless the notice specifies a later effective date.

Section 4. - Vacancies .  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. - Resignation .  Any officer of the Corporation may resign at any time by giving written notice to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6. - Powers and Duties .  The powers and duties of the several officers shall be as provided below or as such may be modified from time to time by resolution or other directive of the Board of Directors.  In the absence of such provisions, the respective officers shall have the powers to discharge the duties set forth below and those customarily and usually held and performed by like officers of corporations similar in organization and business purposes to this Corporation.

1.

President. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general, supervise and control all of the business and affairs of the Corporation.  The President shall, when present, preside at all meetings of the shareholders and of the Board of Directors.  The President shall present at each annual meeting of the shareholders a report of the business of the Corporation for the preceding fiscal year and shall periodically make reports of the Corporation's business to the Board of Directors.  The President shall have general supervision of all other officers, agents and employees of the Corporation, and in any case when the duties of the officers, agents or employees of the Corporation are not specifically prescribed by the bylaws or by Board resolution, they shall be supervised by the President.  The President may sign, with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution of the instrument shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general, shall perform all duties incident to the office of President and any other duties that may be prescribed by the Board of Directors from time to time.

2.

Vice President.  In the absence of the President or in the event of the President's death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions on the President.  Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and shall perform any other duties that from time to time may be assigned by the President or by the Board of Directors.

3.

Secretary.  The Secretary shall attend and keep the minutes of the proceedings of the shareholders and of the Board of Directors; see that notices of Board of Director and shareholder meetings are given in accordance with the provisions of the bylaws or as otherwise required by law; be custodian of the Corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to any documents requiring the seal; sign with the President or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; have general charge of the stock transfer books of the Corporation; keep a complete record of the shareholders on file in the principal place of business of the Corporation, arranged in alphabetical order with the address of and the number of shares held by each shareholder; and in general perform all duties incident to the office of Secretary and any other duties that from time to time may be assigned by the President or by the Board of Directors.

4.

Treasurer. The Treasurer shall keep correct and complete books and records of account on file in the principal place of business of the Corporation; have custody of and be responsible for all funds and securities of the Corporation; receive monies due and payable to the Corporation from any source whatsoever; immediately deposit all Corporate funds in a bank or other depository as may be designated by the Board of Directors; disburse the funds of the Corporation as may be ordered by the President or the Board of Directors; render to the President or the Board of Directors, at any time, an account of all the transactions of the Treasurer and of the financial condition of the Corporation; and in general, perform the duties of the office of Treasurer and any other duties that may be assigned by the President or by the Board of Directors.

Section 7. - Salaries .  The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

ARTICLE V.

Indemnity

The Corporation shall indemnify its directors, officers and employees as follows:

(a)  To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.75 1), as the same now exists or may hereafter be amended or supplemented, the Corporation shall indemnify its directors and officers, including payment of expenses as they are incurred and in advance of the final disposition of any action, suit, or proceeding. Employees, agents, and other persons may be similarly indemnified by the Corporation, including advancement of expenses, in such case or cases and to the extent set forth in a resolution or resolutions adopted by the Board of Directors. No amendment of this Section shall have any effect on indemnification or advancement of expenses relating to any event arising prior to the date of such amendment.

(b)  The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of suit, litigation or other proceedings which is specifically permissible under applicable law.

(c)  To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.752), as the same now exists or may hereafter be amended or supplemented, the Corporation may purchase and maintain insurance and make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for any liability asserted against such person and liability and expense incurred by such person in its capacity as a director, officer, employee, or agent, or arising out of such person's status as such, whether or not the Corporation has the authority to indemnify such person against such liability and expenses.

ARTICLE VI.

Contracts, Loans, Checks, and Deposits

Section 1. - Contracts .  The Board of Directors may authorize any officer or officers, agent, or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2. - Loans .  No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

Section 3. - Checks, Drafts or Orders .  All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. - Deposits .  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

ARTICLE VII.

Shares, Certificates for Shares and Transfer of Shares

Section 1. - Regulation .  The Board of Directors may make such rules and regulations as it may deem appropriate concerning the issuance, transfer and registration of certificates for shares of the Corporation, including the appointment of transfer agents and registrars.

Section 2. - Certificates for Shares .  Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors.  Such certificates shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.  All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued until the former certificates for  like numbers of shares shall have been surrendered and canceled, except that in the case of a lost, destroyed, or mutilated certificate a new one may be issued therefor on such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 3. - Transfer of Shares .  Subject to the terms of any shareholder agreement relating to the transfer of shares or other transfer restrictions contained in the Articles of Incorporation or authorized therein, transfer of shares of the Corporation shall be made in the manner specified by law.  The Corporation shall maintain stock transfer books, and any transfer shall be registered thereon only upon request and surrender of the stock certificate representing the transferred shares duly endorsed.  The Corporation shall have the absolute right to recognize as the owner of any shares of stock issued by it, the person or persons in whose name the certificate representing such shares stands according to the books of the Corporation for all proper corporate purposes, including the voting of the shares represented by the certificate at a regular or special meeting of shareholders, and the issuance and payment of dividends on such shares.

ARTICLE VIII.

Fiscal Year

The fiscal year of the Corporation shall begin on the 1st day of January of each year and end at midnight on the 31st day of December of the same year.

ARTICLE IX.

 Distributions

The Board of Directors may from time to time declare, and the Corporation may pay, distributions on its outstanding shares in the manner and on the terms and conditions provided by the General Corporation Law of Nevada and its Articles of Incorporation.

ARTICLE X.

Seal

The Board of Directors may provide for a corporate seal in such form as the Board may establish from time to time, and such seal may be stamped or affixed to such documents as may be prescribed by law, custom, or the Board of Directors.

ARTICLE XI.

Waiver of Notice

Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XII.

Amendments

The Board of Directors shall have power, to the maximum extent permitted by the General Corporation Law of Nevada, to make, amend and repeal the Bylaws of the Corporation at any regular or special meeting of the board unless the shareholders, in making, amending or repealing a particular Bylaw, expressly provide that the directors may not amend or repeal such Bylaw. The shareholders also shall have the power to make, amend or repeal the Bylaws of the Corporation at any annual meeting or at any special meeting called for that purpose.

ARTICLE XIII.

Miscellaneous

Section 1. - Conflicts.  In the event of any irreconcilable conflict between these Bylaws and either the Corporation's Articles of Incorporation or applicable law, the latter shall control.

Section 2. - Definitions.  Except as otherwise specifically provided in these Bylaws, all terms used in these Bylaws shall have the same definition as in the General Corporation Law of Nevada.

I am the duly elected President of China Vitup Health Care Holdings, Incorporated, and the foregoing is a true and correct copy of the Bylaws of the Corporation.  These Bylaws are in full force and effect as of the date hereof without alteration, modification or repeal in any respect whatsoever.

/s/ Frank Pioppi_______

Frank Pioppi, President

CERTIFICATE

I hereby certify that the foregoing Bylaws, consisting of 15 pages, including the cover pages and this page, constitute the Bylaws of China Vitup Health Care Holdings, Incorporated, adopted by the Board of Directors of the Corporation as of the 15th day of September 2006.

/s/ Frank Pioppi ______

Frank Pioppi, Secretary

15